                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to our tax opinion dated October 20, 1999 and to all references to our Firm included in or made a part of this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP




Minneapolis, Minnesota,
    November 9, 1999